EXHIBIT 99.3

Masisa S.A.

Instructions to The Bank of New York, as Depositary

(Must be received prior to [            ] P.M. on [                ], 2005

The undersigned Holder of American Depositary Receipts (“ADRs”) hereby acknowledges receipt of a Notice to Holders from the Depositary and hereby requests and instructs The Bank of New York, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the number of shares or other Deposited Securities represented by such ADRs of Masisa S.A. (the “Company”) registered in the name of the undersigned on the books of the Depositary as of the close of business [                ], 2005 at the Company’s Extraordinary Shareholders’ Meeting to be held on [                ], 2005 at [            ] P.M. in [                ] Chile, and at any adjournment of postponement thereof, on the matters specified on the reverse side.

NOTES:

1.	Please direct the Depositary how to vote by completing the reverse side. This Voting Instruction Card, when properly executed and returned, will be a request to the Depositary to vote or cause to be voted the shares or other Deposited Securities represented by your ADRs as directed herein.

2.	If no instructions are received, as discretionary proxy will be given to a person designated by the Company.

To include any comments, please mark this box. ☐

Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope

Ú  DETACH PROXY CARD HERE  Ú

	Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.	Approval of the merger by absorption of Masisa into Terranova.	☐	☐	☐	5.	Approval of the bylaws of Terranova as the surviving entity, as amended	☐	☐	☐

2.	Approval of the financial statements of Masisa and Terranova as of December 31, 2004	☐	☐	☐	6.	Adoption of all other resolution necessary to implement the merger	☐	☐	☐

3.	Approval of the expert reports prepared in accordance with article 99 of the Chilean Corporations Law	☐	☐	☐

4.	Approval of the exchange ratio of 2.56 Terranova shares for each one (1) share of Masisa	☐	☐	☐		To change your address, please mark this box.			☐

SCAN LINE

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.

						Date Share Owner sign here	Co-Owner sign here